Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" in Part A and "Independent Auditors" in Part B, and to the use of our reports dated February 7, 1996 (with respect to Principal Mutual Life Insurance Company Separate Account B) and January 31, 1996 (with respect to Principal Mutual Life Insurance Company), in Post-Effective Amendment No. 7 to the Registration
Statement (Form N-4 No. 33-44670) and related Prospectus of Principal Mutual Life Insurance Company Separate Account B Premier Variable - Group Variable Annuity Contracts.


                                                ERNST & YOUNG LLP


Des Moines, Iowa
February 28, 1996